                                                                    Exhibit 12.1

                             ALVIN H. BENDER, C.P.A.
                                 P.O. Box 36203
                           Phoenix, Arizona 85067-6203
                                 (602) 604-2354
                            Facsimile (602) 235-9040



December 23, 1999



U.S. Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Re:      Amendment No. 1 to the Registration Statement on Form 10-SB of
         FutureOne, Inc.

Gentlemen:

I have read the section titled "Changes In and Disagreements With Accountants" included in Amendment No. 1 to the Registration Statement on Form 10-SB of FutureOne, Inc. originally filed with the Securities and Exchange Commission on October 7, 1999, and I am in agreement with the statements contained therein.

Very truly yours,


Alvin H. Bender, C.P.A.

/s/ Alvin H. Bender, C.P.A.
---------------------------

Alvin H. Bender


AHB:as